As filed with the United States Securities and Exchange Commission on March 19, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under The Securities Act of 1933

BIOLASE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3843	87-0442441
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4 Cromwell

Irvine, California 92618

(949) 361-1200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey W. Jones

President and Chief Executive Officer

Biolase Technology, Inc.

4 Cromwell

Irvine, California 92618

(949) 361-1200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

William Cernius, Esq.

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

(714) 540-1235

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	96,464 shares	$8.60	$829,590.40	$25.47

(1)	Includes 81,037 shares that are issuable upon conversion of warrants held by the Selling Stockholders. The shares of Common Stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this registration statement, include, pursuant to Rule 416 of the Securities Act, such additional number of shares of Common Stock as may be issuable as a result of any stock splits, stock dividends or similar events. The registration statement also includes the rights to acquire shares of the registrant’s Series B Junior Participating Cumulative Preferred Stock associated with the registrant’s common stock. These preferred stock purchase rights are initially carried and traded with the common stock, and the value of the rights, if any, is reflected in the value of the common stock.
(2)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low trading prices of the Common Stock on The NASDAQ Global Market on March 12, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(SUBJECT TO COMPLETION, DATED MARCH 19, 2007)

PROSPECTUS

BIOLASE TECHNOLOGY, INC.

96,464 Shares

Common Stock

In connection with our acquisition of the intellectual property portfolio of Diodem, LLC, in January 2005, we issued 406,872 shares of our common stock and a warrant to acquire an additional 81,037 shares of our common stock to Diodem LLC. Diodem subsequently distributed those shares and warrants to the selling stockholders identified on page 1 of this prospectus. This prospectus may be used by the selling stockholders to resell the shares received as a result of the Diodem transaction.

The selling stockholders may offer to sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to privately negotiated prices or at privately negotiated prices. We will not receive any proceeds from the sale of shares offered by the selling stockholders under this prospectus.

This prospectus describes the general manner in which the shares of common stock may be offered and sold by us and by the selling stockholders. If necessary, the specific manner in which share of common stock may be offered and sold will be described in a supplement to this prospectus.

Our common stock is quoted on The NASDAQ Global Market under the symbol “BLTI.” On March 16, 2007, the last reported sale price of our common stock was $8.94 per share.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2007

You should rely only on information contained in this prospectus. We have not authorized any person to provide you with information that differs from what is contained in this prospectus. If any person does provide you with information that differs from what is contained in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date.

This prospectus refers to brand names, trademarks and trade names we own, as well as those owned by other companies and organizations. BIOLASE®, Millennium®, Pulsemaster® and WaterLase® are registered trademarks of Biolase Technology, Inc., and LaserSmile™, Diolase Plus™, Comfort Jet™, HydroPhotonics™, LaserPal™, MD Flow™, YSGG™, Soft Touch™, WaterLase MD™, HydroBeam™, SensaTouch™ and Oculase™ are trademarks of BIOLASE Technology, Inc. All other product and company names are registered trademarks or trademarks of their respective companies.

BIOLASE TECHNOLOGY, INC.

PROSPECTUS SUMMARY

In this prospectus, the terms “BIOLASE,” “our company,” “we,” “our,” and “us” refer to BIOLASE Technology, Inc. and its subsidiaries.

Our Business

We are a medical technology company that develops, manufactures and markets lasers and related products focused on technologies for improved applications and procedures in dentistry and medicine. In particular, our principal products are dental laser systems that allow dentists, periodontists, endodontists, oral surgeons and other specialists to perform a broad range of dental procedures, including cosmetic and complex surgical applications. Our systems are designed to provide clinically superior performance for many types of dental procedures, with less pain and faster recovery times than are generally achieved with drills, scalpels and other dental instruments. We have clearances from the U.S. Food and Drug Administration, or FDA, to market our laser systems in the United States and also have the necessary approvals to sell our laser systems in Canada, the European Union and certain other international markets.

In May 2002, our common stock was listed and began trading on the NASDAQ National Market, now known as The NASDAQ Global Market, under the symbol “BLTI.” Prior to 2002, our common stock traded on the NASDAQ SmallCap Market.

We are organized as a Delaware corporation. Our principal executive offices are located at 4 Cromwell, Irvine, California 92618, and our telephone number is (949) 361-1200. We maintain a website at www.biolase.com. Information contained in, or that can be accessed through, our website is not a part of this prospectus.

Selling Stockholders

In January 2005, we acquired certain patents from Diodem, LLC, or Diodem, and settled the existing litigation between us and Diodem, for consideration of approximately $7.5 million, consisting of approximately $3 million in cash, 406,872 shares of our common stock issued at the closing, and a five-year warrant to purchase 81,037 shares of our common stock at an exercise price of $11.06 per share. This prospectus relates to the resale of 96,464 shares issued or issuable to Diodem in this transaction, including the shares issuable upon exercise of the warrant. As part of the transaction, we agreed to register the shares for resale by Diodem. The prices at which Diodem may sell the shares will be determined by the prevailing market for the shares or in negotiated transactions. Diodem subsequently assigned the shares of common stock and the warrant to purchase shares of common stock, to and among the following four parties: Dovel & Luner, LLP; Lares Research; Colette Cozean and Patrick J. Day, each of whom is a selling stockholder under this prospectus.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding our operating expenses, sales and operations, anticipated cash needs, capital requirements and capital expenditures, needs for additional financing, use of working capital, plans for future products and services and for enhancements of existing products and services, anticipated growth strategies, ability to attract customers, sources of net revenue, anticipated trends and challenges in our business and the markets in which we operate, the adequacy of our facilities, the impact of economic and industry conditions on our customers and our business, customer demand, our competitive position, the outcome of any litigation against us, the perceived benefits of any technology acquisitions, critical accounting policies and the impact of recent accounting pronouncements. Additional forward-looking statements include, but are not limited to, statements pertaining to other financial items, plans, strategies or objectives of management for future operations, our financial condition or prospects, and any other statement that is not historical fact, including any statement which is preceded by the word “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan,” or similar words. For all of the foregoing forward-looking statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks, uncertainties and other factors which may cause our actual results to differ materially from the statements contained herein. Important factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements include, but are not limited to, the impact of changes in demand for our products, our effectiveness in managing manufacturing costs and expansion of our operations, the impact of competition and of technological advances and the risks described under “Risk Factors” and in our reports we file with the Securities and Exchange Commission, including our annual and quarterly reports. These forward-looking statements represent our judgment as of the date hereof. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The information contained in this prospectus is not a complete description of our business or the risks associated with an investment in our common stock. We urge you to carefully review and consider the various disclosures made by us in this prospectus and in our other reports filed with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. We make available free of charge on our website (http://www.biolase.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the shares of common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Biolase Technology, Inc., please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the shares of common stock by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC:

(1) Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 16, 2007;

(2) Current Reports on Form 8-K filed January 10, 2007 and January 30, 2007;

(3) The description of shares of common stock contained in the Registration Statement on Form 8-A, filed on December 29, 1998, of Biolase Technology, Inc., and any amendment or report filed for the purpose of updating such description; and

(4) All documents filed by Biolase Technology, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from the Secretary, BIOLASE Technology, Inc., at 4 Cromwell, Irvine, California 92618. You may also contact the Secretary at (949) 361-1200.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares of common stock offered by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders, the number of shares being registered for sale as of the date of this prospectus and the number of shares of common stock known by us to be beneficially owned by the selling stockholders. The table is based on information available as of December 31, 2006. The shares offered by this prospectus may be offered from time to time by the selling stockholders. We are unable to determine the number of shares that may be owned by the selling stockholders after this offering because the selling stockholders may sell none, all or some of the shares they beneficially own. The following table assumes that the selling stockholders will sell all of the shares being offered for their account by this prospectus, and will not own any shares of our common stock after the offering.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares of Common Stock That May Be Sold Pursuant to This Prospectus
Dovel & Luner, LLP(1)	28,363	28,363
Lares Research(2)	25,020	25,020
Colette Cozean(3)	23,592	23,592
Patrick J. Day(4)	19,489	19,489

Total	96,464	96,464

(1)	Consists of an exercisable warrant to purchase 28,363 shares of common stock. The natural persons that beneficially own such securities held by this entity are: Greg Dovel and Sean Luner.
(2)	Consists of an exercisable warrant to purchase 25,020 shares of common stock. The natural person that beneficially owns such securities held by this entity is Craig Lares.
(3)	Consists of 8,448 shares of common stock held directly and an exercisable warrant to purchase 15,144 shares of common stock.
(4)	Consists of 6,979 shares of common stock held directly and an exercisable warrant to purchase 12,510 shares of common stock

The information provided above is based upon information provided by the selling stockholders and public documents filed with the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated in the discussion immediately below, we are not aware of any material relationship between us and the selling stockholders within the past three years other than as a result of the ownership of the selling stockholders’ shares described below.

During the quarter ended March 31, 2005, we issued 406,872 shares of our common stock, including a five-year warrant exercisable into 81,037 shares of common stock at an exercise price of $11.06 per share, in addition to a $3.0 million cash payment, for the acquisition of certain patents from Diodem and settlement of the litigation between us. Diodem subsequently assigned the shares of common stock and the warrants to the selling stockholders, along with the rights to registration under a registration rights agreement with us. As a result of the acquisition of certain patents from Diodem, Diodem immediately withdrew its patent infringement claims against us and the case was formally dismissed on May 31, 2005. We did not pay and have no obligation to pay any royalties to Diodem on past or future sales of our products, but we agreed to pay additional consideration if any of the acquired patents held by us are licensed to a third party. In order to secure performance by us of these financial obligations, the parties entered into an intellectual property security agreement, pursuant to which, subject to the rights of existing creditors and the rights of any future creditors to the extent provided in the agreement, we granted Diodem a security interest in all of their right, title and interest in the royalty patents.

Prior to their registration hereunder, the shares offered in this prospectus were “restricted securities.” This prospectus also covers any additional shares of stock which become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding shares of common stock.

PLAN OF DISTRIBUTION

The selling stockholders named in this prospectus, or pledgees, donees, transferees or other successors-in-interest selling shares received from the selling stockholders after the date of this prospectus as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus, may sell these shares from time to time. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders are, however, subject to certain limitations in their agreement with us pursuant to which we issued the shares, which limits the number of shares the selling stockholders may sell per day in the open market. Sales may be made on one or more exchanges, on any automated interdealer quotation system on which the shares are listed, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. We and the selling stockholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

•	an exchange distribution in accordance with the rules of such exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	short sales;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	any combination of these methods of sale; or

•	any other method permitted pursuant to applicable law.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in such resales.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares under this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares under this prospectus.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling stockholders may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

In addition, any securities covered by this prospectus which qualify for sale under Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not engage in market-making activities with respect to our common stock during certain restricted periods. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

•	the name of such selling stockholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus; and

•	other facts material to the transaction.

We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Selected legal matters with respect to the validity of the shares of common stock offered in this prospectus will be passed upon for BIOLASE Technology, Inc. by Latham & Watkins LLP, Costa Mesa, California.

EXPERTS

The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by BDO Seidman LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements and financial statement schedule for the year ended December 31, 2004 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses to be paid by the Registrant with respect to the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the SEC registration fee. In addition, the Registrant may be charged additional listing fees by the NASDAQ National Market upon issuance of the shares being offered by this prospectus.

SEC Registration Fee	$25.47
Printing Expenses	2,000.00
Legal Fees and Expenses	30,000.00
Accounting Fees and Expenses	12,353.00
Miscellaneous	0.00

Total	$44,378.47

The Registrant will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholder will bear all commissions and discounts, if any, attributable to the sales of the shares.

Item 14. Indemnification of Directors and Officers

The Registrant’s Certificate of Incorporation, as amended, provides that the Registrant’s directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware (the “Delaware Law”), or (iv) any transaction from which the director derives an improper personal benefit.

Article X of the Registrant’s Second Amended and Restated Bylaws provides that the Registrant will indemnify any director or officer, or former director or officer, who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent authorized by the Delaware Law, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with such action, suit or proceeding. The Registrant also will indemnify any such director or officer, or any such former director or officer, against expenses incurred in defending any such action, suit or proceeding in advance of its final disposition, provided that, if required by the Delaware Law, the payment of such expenses will be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

Article X of the Registrant’s Second Amended and Restated Bylaws further provides that in the event a director or officer has to bring suit against the Registrant for indemnification and is successful, the Registrant will pay such director’s or officer’s expenses of prosecuting such claim; that indemnification provided for by the Second Amended and Restated Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that the Registrant may purchase and maintain insurance on behalf of a director or officer against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such director or officer against such expense, liability or loss under the Delaware Law; and that to the extent any director or officer is by reason of such position a witness in any action, suit or proceeding, the Registrant shall indemnify him or her against all costs and expenses actually and reasonably incurred by him or her in connection therewith.

The Registrant’s employment agreement with its Chief Executive Officer, Jeffrey W. Jones, provides that the Registrant will, to the maximum extent permitted under the Delaware Law, indemnify Mr. Jones against any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, threatened or initiated against Mr. Jones by reason of the fact that he was serving as a director or officer.

We have entered into separate but similar indemnification agreements with each of our directors and executive officers. The form of the indemnification agreement was approved by our stockholders at our annual meeting of stockholders held on November 15, 2005. Pursuant to the terms of the indemnification agreements we will indemnify such directors and officers to the fullest extent permitted under Delaware law and our Restated Certificate of Incorporation, as amended. The indemnification agreements provide that, among other things, (i) we will indemnify such directors and officers if and wherever they are made party to a proceeding or are threatened to be made a party to a proceeding, (ii) we will advance all reasonable expenses incurred, whether prior to or after a final determination of a proceeding and (iii) we will use all reasonable efforts to provide and maintain directors’ and officers’ liability insurance policies.

Section 145 of the Delaware Law provides that a Delaware corporation has the power to indemnify its directors and officers in certain circumstances.

Subsection (a) of Section 145 of the Delaware Law empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 of the Delaware Law empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 of the Delaware Law further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

The Registrant maintains directors and officers liability insurance covering its directors and officers.

Item 15.	Recent Sales of Unregistered Securities

We issued to Diodem an aggregate of 406,872 shares of our common stock and a warrant to purchase 81,037 shares of our common stock in connection with the acquisition of certain U.S. and international patents and patent applications from Diodem. These securities were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. We agreed to file a registration statement with respect to these securities as promptly as practicable.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

The following exhibits are filed with this Registration Statement on Form S-3 or are incorporated by reference herein in accordance with the designated footnote references.

Exhibit Number	Description
1.1	Form of Underwriting Agreement for Equity Securities*

3.1	Restated Certificate of Incorporation, as amended. (Filed with Registrants’ Amendment No. 1 to Registration Statement on Form S-1 filed December 23, 2005 and incorporated herein by reference.)

3.2	Second Amended and Restated Bylaws. (Filed with Registrants’ Current Report on Form 8-K filed January 10, 2007 and incorporated herein by reference.)

4.1	Certificate of Designations, Preferences and Rights of 6% Redeemable Cumulative Convertible Preferred Stock of Biolase Technology, Inc. (included in Exhibit 3.1.)

4.2	Certificate of Designations, Preferences and Rights of Series A 6% Redeemable Cumulative Convertible Preferred Stock of Biolase Technology, Inc. (included in Exhibit 3.1.)

4.3	Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designation of Biolase Technology, Inc. filed in the Office of Secretary of State of Delaware on July 25, 1996. (included in Exhibit 3.1.)

4.4	Certificate of Designations of Series B Junior Participating Cumulative Preferred Stock of Biolase Technology, Inc. (included in Exhibit 3.1.)

4.5	Rights Agreement dated as of December 31, 1998, between the Registrant and U.S. Stock Transfer Corporation. (Filed with Registrant’s Registration Statement on Form 8-A filed December 29, 1998 and incorporated herein by reference.)

4.6	Specimen of common stock certificate. (Filed with Registrant’s Registration Statement on Form S-3 filed June 3, 2002 and incorporated herein by reference.)

4.7	Warrant to Purchase 81,037 shares of Common Stock of Biolase Technology, Inc. issued to Diodem, LLC dated January 24, 2005. (Filed with Registrant’s Quarterly Report on Form 10-Q filed September 30, 2005 and incorporated herein by reference.)

4.8	Registration Rights Agreement between Biolase Technology, Inc. and Diodem, LLC dated January 24, 2005. (Filed with Registrant’s Quarterly Report on Form 10-Q filed September 30, 2005 and incorporated herein by reference.)

4.9	Form of Warrant to Purchase Common Stock of Registrant issued to assignees of Diodem, LLC dated August 15, 2005. (Filed with Registrant’s Quarterly Report on Form 10-Q filed November 9, 2005 and incorporated herein by reference.)

5.1	Opinion of Latham & Watkins LLP regarding the validity of certain of the Securities being registered.

23.1	Consent of BDO Seidman, LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to the Registration Statement).

*	To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b), as amended, if the securities are sold through one or more underwriters.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 16, 2007.

BIOLASE TECHNOLOGY, INC.

By:	/s/ JEFFREY W. JONES
Jeffrey W. Jones
President and Chief Executive Officer

POWER OF ATTORNEY

Know all persons by these presents, that the undersigned directors and officers of the Registrant, a Delaware corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Jeffrey W. Jones and Richard L. Harrison, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY W. JONES Jeffrey W. Jones	Director, President and Chief Executive Officer (Principal Executive Officer)	March 16, 2007

/s/ RICHARD L. HARRISON Richard L. Harrison	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 16, 2007

/s/ GEORGE V. D’ARBELOFF George V. d’Arbeloff	Director and Chairman of the Board	March 16, 2007

/s/ FEDERICO PIGNATELLI Federico Pignatelli	Director and Chairman Emeritus	March 16, 2007

/s/ DR. ROBERT M. ANDERTON Dr. Robert M. Anderton	Director	March 16, 2007

/s/ DR. DANIEL S. DURRIE Dr. Daniel S. Durrie	Director	March 16, 2007

/s/ NEIL J. LAIRD Neil J. Laird	Director	March 16, 2007

INDEX OF EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement for Equity Securities*

3.1	Restated Certificate of Incorporation, as amended. (Filed with Registrants’ Amendment No. 1 to Registration Statement on Form S-1 filed December 23, 2005 and incorporated herein by reference.)

3.2	Second Amended and Restated Bylaws. (Filed with Registrants’ Current Report on Form 8-K filed January 10, 2007 and incorporated herein by reference.)

4.1	Certificate of Designations, Preferences and Rights of 6% Redeemable Cumulative Convertible Preferred Stock of Biolase Technology, Inc. (included in Exhibit 3.1.)

4.2	Certificate of Designations, Preferences and Rights of Series A 6% Redeemable Cumulative Convertible Preferred Stock of Biolase Technology, Inc. (included in Exhibit 3.1.)

4.3	Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designation of Biolase Technology, Inc. filed in the Office of Secretary of State of Delaware on July 25, 1996. (included in Exhibit 3.1.)

4.4	Certificate of Designations of Series B Junior Participating Cumulative Preferred Stock of Biolase Technology, Inc. (included in Exhibit 3.1.)

4.5	Rights Agreement dated as of December 31, 1998, between the Registrant and U.S. Stock Transfer Corporation. (Filed with Registrant’s Registration Statement on Form 8-A filed December 29, 1998 and incorporated herein by reference.)

4.6	Specimen of common stock certificate. (Filed with Registrant’s Registration Statement on Form S-3 filed June 3, 2002 and incorporated herein by reference.)

4.7	Warrant to Purchase 81,037 shares of Common Stock of Biolase Technology, Inc. issued to Diodem, LLC dated January 24, 2005. (Filed with Registrant’s Quarterly Report on Form 10-Q filed September 30, 2005 and incorporated herein by reference.)

4.8	Registration Rights Agreement between Biolase Technology, Inc. and Diodem, LLC dated January 24, 2005. (Filed with Registrant’s Quarterly Report on Form 10-Q filed September 30, 2005 and incorporated herein by reference.)

4.9	Form of Warrant to Purchase Common Stock of Registrant issued to assignees of Diodem, LLC dated August 15, 2005. (Filed with Registrant’s Quarterly Report on Form 10-Q filed November 9, 2005 and incorporated herein by reference.)

5.1	Opinion of Latham & Watkins LLP regarding the validity of certain of the Securities being registered.

23.1	Consent of BDO Seidman, LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to the Registration Statement).

*	To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b), as amended, if the securities are sold through one or more underwriters.

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